UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2011

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2011, Dane A. Miller and Terry L. Gerber retired from the Board of Directors coincident with the annual shareholders’ meeting.

On April 21, 2011, Wellington D. Jones III was promoted to Vice Chairman of the Board of Directors of 1st Source Corporation effective June 30, 2011.

On April 21, 2011, the following promotions occurred at 1st Source Bank. Christopher J. Murphy III was appointed President. John B. Griffith was promoted to Executive Vice President of Administration which will include the company's Finance, Accounting, Control, and Treasury functions, Human Resources, Loan Review, Compliance and Legal.  James R. Seitz was promoted to Executive Vice President of Community Banking and will be responsible for all consumer and small business banking.  Steven J. Wessell was promoted to Executive Vice President of Private Banking, Wealth Management, Asset Advisors, Investment Management, Insurance and Information Technology.

ITEM 5.07                      Submission of Matters to a Vote of Security Holders

The following actions were taken by the shareholders of 1st Source at the annual shareholders’ meeting held April 21, 2011:

1.      Election of Directors

The directors named below were elected to the Board of Directors, as follows:

Term Expiring in April 2012:

Nominee	Votes For	Votes Withheld
Allison N. Egidi	20,448,864	203,652

Terms Expiring in April 2013:

Nominee	Votes For	Votes Withheld
Najeeb A. Khan	20,457,018	195,498
Christopher J. Murphy IV	20,407,185	245,331

Terms Expiring in April 2014:

Nominee	Votes For	Votes Withheld
Lawrence E. Hiler	20,352,200	300,316
Rex Martin	19,946,930	705,586
Christopher J. Murphy III	19,223,557	1,428,959
Timothy K. Ozark	19,836,771	815,745

In addition, the following directors continued in office after the 2011 annual meeting:

Terms Expiring in April 2012:	Terms Expiring in April 2013:
William P. Johnson	Daniel B. Fitzpatrick
Craig A. Kapson	Wellington D. Jones III
John T. Phair
Mark D. Schwabero

2.      Advisory Approval on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, contains a requirement that publicly traded firms, like 1st Source Corporation (the Company), permit a separate, non-binding advisory shareholder vote to approve the compensation of the Company’s executive officers.

Votes For	Votes Against	Votes Abstain
20,333,128	251,888	67,499

3.      Advisory Approval on Frequency of Future Advisory Votes on Executive Compensation

Section 951 of the Dodd-Frank Act requires the Company to seek a non-binding advisory shareholder vote to permit shareholders to express their views on how often shareholders will vote on the Company’s executive compensation.  Under the Dodd-Frank Act, this vote can take place every one, two or three years.

Three Years	Two Years	One Year	Votes Abstain	Broker Non-Votes
14,524,255	191,546	5,863,336	72,221	1,158

4.      Approval of 2011 Stock Option Plan

The 1st Source Corporation 2001 Stock Option Plan (the “2001 Plan”), which was approved by the shareholders of 1st Source at the 2001 Annual Meeting of Shareholders, provides for the issuance of incentive stock options and nonstatutory stock options to key officers of 1st Source and its subsidiaries.  No grants of incentive stock options may be made under the 2001 Plan after February 14, 2011.  The Board of Directors believe it is important for 1st Source to have the capability of offering incentive stock options without interruption.  Therefore, on January 20, 2011 the Board approved a proposal to adopt the 2011 Stock Option Plan, subject to shareholder approval.  The 2011 Plan allows 1st Source to have the capability of offering incentive stock options until January 20, 2021.

Votes For	Votes Against	Votes Abstain
15,688,254	4,841,002	123,259

5.      Approval of Amended 1982 Executive Incentive Plan

On February 2, 2011, the Board of Directors approved amendments to the 1st Source Corporation 1982 Executive Incentive Plan.  The amendments become effective upon shareholder approval.

Votes For	Votes Against	Votes Abstain
15,503,680	5,021,578	127,257

6.      Approval of Amended 1998 Performance Compensation Plan

On January 20, 2011, the Board of Directors approved amendments to the 1st Source Corporation 1998 Performance Compensation Plan.  The amendments become effective upon shareholder approval.

Votes For	Votes Against	Votes Abstain
20,219,868	330,704	101,943

7.      Reapproval of 1982 Restricted Stock Award Plan

On January 20, 2011, the Board of Directors reapproved the 1st Source Corporation 1982 Restricted Stock Award Plan subject to shareholder approval.

Votes For	Votes Against	Votes Abstain
15,540,754	5,007,817	103,944

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: April 26, 2011	/s/CHRISTOPHER J. MURPHY III
Christopher J. Murphy III
Chairman of the Board, President and CEO

Date: April 26, 2011	/s/LARRY E. LENTYCH
Larry E. Lentych
Treasurer and Chief Financial Officer
Principal Accounting Officer